HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release
FOR IMMEDIATE RELEASE
News Media, contact:            Matt Hall, (336) 519-3386
Analysts and Investors, contact:        T.C. Robillard, (336) 519-2115

HANESBRANDS ANNOUNCES 33% INCREASE IN REGULAR QUARTERLY CASH DIVIDEND AND 4-FOR-1 STOCK SPLIT

WINSTON-SALEM, N.C. (Jan. 28, 2015) - HanesBrands (NYSE: HBI), a leading marketer of everyday basic apparel under world-class brands in the Americas, Asia and Europe, today announced that its Board of Directors is raising the company’s quarterly cash dividend by 33 percent and has approved a 4-for-1 stock split to be executed in the form of a stock dividend issued to stockholders.

“Hanes is generating significant value for shareholders through earnings growth, a strong balance sheet and significant cash flow,” Hanes Chairman and Chief Executive Officer Richard A. Noll said. “The board has confidence in the company’s successful business model, and the decision to significantly raise our quarterly cash dividend and split the stock is a reflection of the company’s continued strong financial performance and stock price appreciation.”

The board is raising the regular quarterly cash dividend to $0.40 per share on a pre-split basis, up from $0.30 per share. It is the second cash dividend increase in the two years since the company instituted a quarterly cash dividend. A year ago, the board increased the quarterly cash dividend by 50 percent.

The quarterly cash dividend and the stock dividend will both be payable March 3, 2015, to stockholders of record Feb. 9, 2015. In addition to the quarterly cash dividend on a pre-split basis, stockholders will receive three additional shares of common stock for each share of common stock they own.

The New York Stock Exchange is expected to begin reporting the adjusted number of shares outstanding and the split-adjusted per-share stock price on March 4, 2015. Upon completion of the split, the number of weighted average shares outstanding of Hanes common stock will increase from approximately 100 million to approximately 400 million.

In connection with the stock dividend and split, the board approved an article of amendment to the company’s charter to increase the number of authorized shares of common stock from 500 million to 2 billion.

HanesBrands Announces 33% Increase in Regular Quarterly Cash Dividend and 4-For-1 Stock Split - Page 2

For more information concerning the stock dividend, please visit the investors section of the Hanes corporate website, www.Hanes.com/investors.

HanesBrands, based in Winston-Salem, N.C., is a socially responsible leading marketer of everyday basic apparel under some of the world’s strongest apparel brands in the Americas, Asia and Europe, including Hanes, Champion, Playtex, DIM, Bali, Maidenform, Flexees, JMS/Just My Size, Wonderbra, Nür Die, Lovable and Gear for Sports. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found on the Hanes corporate website at www.Hanes.com/corporate.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements,” as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: the highly competitive and evolving nature of the industry in which we compete; the failure of businesses we acquire to perform to expectations; legal, regulatory, political and economic risks associated with our operations in international markets, including the risk of significant fluctuations in foreign exchange rates; the loss or interruption of services of a member of our senior management team; the accuracy of the estimates and assumptions on which our financial statement projections are based; any inadequacy, interruption ,integration failure or security failure with respect to our information technology; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; current economic conditions, including consumer spending levels and the price elasticity of our products; unanticipated business disruptions or the loss of one or more suppliers in our global supply chain; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, as well as in the investors section of our corporate website at www.Hanes.com/investors. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.
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